CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Equity Trust:



     We consent to the use of our report dated December 1, 2000 for Evergreen Health Care Fund, Evergreen Technology Fund and Evergreen Utility and Telecommunications Fund (formerly Evergreen Utility Fund), portfolios of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                            /s/ KPMG

Boston, Massachusetts
February 26, 2001